UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 7, 2012

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 7, 2012, Stein Mart, Inc. (the “Company”), received a notice from the NASDAQ Stock Market indicating that the Company is not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2012 with the Securities and Exchange Commission. NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic reports and other documents with the Securities and Exchange Commission.

As reported on November 9, 2012, because of errors identified in the Company’s previously issued financial statements, the Company is in the process of restating its previously issued financial statements for fiscal years 2009, 2010 and 2011, its quarterly data for the first quarter of 2012 and for all quarters in 2010 and 2011, as well as its selected finance data for the relevant periods. In addition, the Company is evaluating the control implications related to the restatement. Until the restatement process and the control evaluations are complete, the Company is unable to complete its third quarter financial statements and file its Form 10-Q for the quarterly period ended October 27, 2012.

As reported on November 15, 2012, NASDAQ granted the Company an exception to file its Quarterly Report on Form 10-Q for the second quarter ended July 28, 2012 on or before March 5, 2013. As a result, the NASDAQ letter states that any additional exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum 180 days from the due date of the second quarter Form 10-Q filing, or March 5, 2013. The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

The Company issued a press release on December 11, 2012, disclosing its receipt of the NASDAQ Notice. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press Release dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: December 11, 2012	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated December 11, 2012.